UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 15, 2014

BOURBON BROTHERS HOLDING CORPORATION
 (Name of registrant as specified in its charter)

Colorado	000-52853	80-0182193
State of Incorporation	Commission File Number	IRS Employer Identification No.

2 N. Cascade Ave, Suite 1400
Colorado Springs, CO 80903
(Address of principal executive offices)

719-265-5821
Telephone number, including
Area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 15, 2014, the Board of Directors of Bourbon Brothers Holding Corporation (the "Company") appointed Mr. Robert Cohen and Mr. Brent Wood as Directors of the Company. The biographies of Mr. Cohen and Mr. Wood are set forth below.

Robert Cohen, age 52, was appointed as a member of the Board of Directors of the Company on September 15, 2014. Mr. Cohen is currently the Chairman and CEO of IMA Financial Group, Inc., a diversified financial services company specializing in retail insurance brokerage, wholesale insurance brokerage, and discretionary money management. IMA is consistently ranked amongst the top 20 independently owned brokers in the United States. Mr. Cohen has been with IMA Financial Group, Inc. since 1986, a member of their Board of Directors since 1994, and served in his current role for the last 15 years. Since 2004, Mr. Cohen has also served as a Co-Founder and Partner of Iron Gate Capital, LLC, a private equity firm created by proven operating executives to invest their capital in compelling growth opportunities. Some of their most successful portfolio companies in the restaurant and hospitality industries include Smashburger, a fast-casual restaurant concept, and CPX Lone Tree Hotel, LLLP, the operator of Hampton Inn and Suites in south Denver, CO, as well as numerous successful real estate investments nationwide. In addition, Mr. Cohen currently serves on the Boards of Atlas Advertising since 2001, Dovetail Solutions since 2007 and Commerce Bank since 2010.  Mr. Cohen graduated from University of Texas at Austin where he received a Bachelor degree in Risk Management and Finance. In connection with Mr. Cohen's appointment as a Director, the Company granted warrants for 100,000 shares of common stock of the Company, vesting in full on September 15, 2015 with an exercise price of $0.30 and expiring on September 15, 2017.

Brent Wood, age 46, was appointed as a member of the Board of Directors of the Company on September 15, 2014. Mr. Wood currently serves as the General Manager and Operating Partner of Larry H. Miller Chrysler Dodge Jeep Ram 104th, an automotive dealership and service center in Thornton, CO. Mr. Wood is an active member of Denver community, where he is currently a Partner of Rocky Mountain USSSA (United States Specialty Sports Association), a sports marketing/management company, and a Partner of XL'N Bingo LLC. He also established Brent Wood, Inc., an investment company, where he has served as Director since 2008. Until March 2014, Mr. Wood served as the Co-Owner/Partner of Car Source Multimedia Advertising Group LLC, a company specializing in publications, web services, mobile media, and social media. Mr. Wood graduated from Baylor University where he received Bachelor of Business Administration degrees in Marketing and Management in 1991.  In connection with Mr. Woods's appointment as a Director, the Company granted warrants for 100,000 shares of common stock of the Company, vesting in full on September 15, 2015 with an exercise price of $0.30 and expiring on September 15, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 18th day of September 2014.

Bourbon Brothers Holding Corporation

By:	/s/ Mitchell Roth
Mitchell Roth